exhibit 10.14

CAMBREX CORPORATION

2009 LONG-TERM INCENTIVE PLAN

rESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) entered into as of ___________, by and between ____________ (the “Participant”) and Cambrex Corporation, a Delaware corporation (the “Company”), evidences the grant of Restricted Stock Units (the “Award”) under the Cambrex Corporation 2009 Long-Term Incentive Plan, as amended and restated from time to time (the “Plan”). All capitalized terms not defined herein have the definitions set forth in the Plan.

1.	Award. The Participant has been granted an Award consisting of [●] Restricted Stock Units (the “RSUs”).
2.	Certain Definitions. For purposes of this Agreement, the following terms will have the meanings set forth below:

(a)“Affiliate”:  any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (within the meaning of the Exchange Act).

(b)“Cause”:  the Participant’s (i) substantial failure to perform his or her duties and responsibilities to the Company or Subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) commission of a felony; (iii) commission of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its Subsidiaries; (iv) significant violation of the code of conduct of the Company or its Subsidiaries or of any statutory or common law duty of loyalty to the Company or its Subsidiaries; or (v) material breach of any of the terms of the Plan or the Agreement, or of the terms of any other agreement between the Company or Subsidiaries and the Participant.

(c)“Disability”:  permanent disability as determined by the Committee for purposes of the Award and similar awards under such rules as it may establish from time to time, which rules may be, but shall not be required to be, the same as those used in determining disability under any long term disability insurance program of the Company.

(d)“Qualifying Termination of Employment”:  a termination of the Participant’s employment with the Company and its Affiliates by reason of death or Disability or by reason of an involuntary termination without Cause.

3.

Amount Payable; Time of Payment.  Subject to the terms set forth herein and in the Plan, the Company shall deliver one share of Common Stock to Participant for each RSU that vests on the earliest practicable date following the date on which such vesting occurs that does not fall during a closed window under the Company’s insider trading policy or at a time that the Participant otherwise is known to the Company to be prevented from trading in shares of Common Stock;

provided, that in all events delivery of such share shall occur not later than March 15 of the year following the year in which the applicable RSU vests.
4.	Vesting.

(a)Unless earlier terminated or forfeited, fifty percent (50%) of the RSUs shall vest on each of January 1, 2020 and January 1, 2021 (each a “Vesting Date”), subject, in each case, to the Participant’s continued employment with the Company and its Affiliates through the applicable Vesting Date; provided, that in the event the Company or any Affiliate terminates Participant’s employment in a Qualifying Termination, the RSUs shall be treated for all purposes of the Agreement as having vested in full as of immediately prior to such cessation of employment.

(b)Notwithstanding any other terms or conditions described in this Agreement, to the extent outstanding immediately prior to a Change in Control, the RSUs shall be treated for all purposes of the Agreement as having vested in full as of immediately prior to such Change in Control.

5.

Forfeiture.  If, prior to a Vesting Date, the Participant’s employment with the Company and its Affiliates is terminated other than in a Qualifying Termination of Employment, all rights of the Participant in respect of the Award shall terminate immediately in their entirety and the Participant shall not be entitled to any payment hereunder.

6.	Administration. Any interpretation of the Agreement by the Committee (or its delegate) and any decision made by it with respect to the Agreement, is final and binding.
7.

Plan Governs.  This Agreement is subject to the terms and provisions of the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

8.

No Liability.  By entering into this Agreement, the Participant agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or this Agreement.

9.	Withholding. All payments, if any, in respect of the Award shall be subject to and reduced by such tax and other withholdings as the Committee determines to be required.
10.

Nature of Payments.  The Participant acknowledges and agrees that the Award and any payment thereunder are not to be taken into account in determining (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, or (ii) any severance or other amounts payable under any other agreement between the Company and the Participant, except as

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required by law or as may be provided under the terms of such plans or as determined by the Board.
11.

Representations of the Participant.  The Participant hereby represents to the Company that the Participant has read and fully understands the provisions of this Agreement and the Plan and his or her decision to participate in the Plan is completely voluntary.  Further, the Participant acknowledges that the Participant is relying solely on his or her own advisors with respect to the tax consequences of this award.

12.	Notices. All notices or communications under this Agreement shall be in writing, addressed as follows:

If to the Company:

Cambrex Corporation One Meadowlands Plaza East Rutherford, NJ 07073 Attention: General Counsel

If to the Participant:

Address on file with the Company

Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) to the Company’s office or the Participant or sent by a nationally recognized overnight delivery service (receipt requested) or (b) sent certified mail, return receipt requested, or registered mail addressed as above (or to such other address as such party may designate in writing from time to time).

13.

Assignment; Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Participant and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Participant; provided, that the Company may assign this Agreement to any successor (including a successor to its business).

14.

Entire Agreement; Amendment; Termination.  This Agreement represents the entire agreement of the parties, and supersedes all prior agreements between the parties, with respect to the subject matter hereof.

15.

Governing Law.  This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Delaware other than the conflict of laws provisions of such laws.

16.

Severability.  Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish

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the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.
17.

No Right to Continued Employment or Participation; Effect on Other Plans.  This Agreement shall not confer upon the Participant any right with respect to continued employment by the Company or its Affiliates or continued participation under the Plan, nor shall it interfere in any way with the right of the Company or its Affiliates to terminate the Participant’s employment at any time.

18.

Code Section 409A.  The compensation arrangements set forth in this Agreement are intended to be exempt from the rules of Section 409A of the Code (“Section 409A”) and shall be construed accordingly.  The Award may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of compliance with the rules of Section 409A as determined by the Committee in its sole discretion.  Notwithstanding the foregoing, in no event shall the Company, any of its Affiliates, or any director or employee thereof have any liability to the Participant or to any other person claiming rights under this Agreement relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

19.

Further Assurances.  The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

20.	Claw Back. This agreement shall be subject to any clawback policy established by the Company and in effect as required by Section 10D of the Exchange Act.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, as of the day and year first above written.

CAMBREX CORPORATION

___________________

PARTICIPANT

___________________

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